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                                                                      EXHIBIT 11
                             PAINE WEBBER GROUP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (In thousands of dollars except share and per share amounts)


                                                       Three Months Ended September 30,          Nine Months Ended September 30,
                                                       --------------------------------          -------------------------------
                                                          1996                 1995                 1996                 1995
                                                      -------------        -------------        -------------        -------------
PRIMARY:

Weighted average common shares outstanding               86,784,047           91,984,316           87,992,879           92,597,619

Incremental stock options and awards                      7,091,730            8,947,276            7,091,730                 --
                                                      -------------        -------------        -------------        -------------


Weighted average common and common
     equivalent shares                                   93,875,777          100,931,592           95,084,609           92,597,619
                                                      =============        =============        =============        =============


Net earnings                                          $      80,155        $      78,190        $     272,868        $      21,952

Interest savings on convertible debentures and
     short-term borrowings                                      889                  336                3,380                 --

Preferred dividend requirements                              (7,349)              (7,324)             (22,046)             (21,968)
                                                      -------------        -------------        -------------        -------------

Net earnings (loss) applicable to common shares       $      73,695        $      71,202        $     254,202        $         (16)
                                                      =============        =============        =============        =============

Primary earnings per common share                     $        0.79        $        0.71        $        2.67        $        0.00
                                                      =============        =============        =============        =============

FULLY DILUTED:

Weighted average common shares outstanding               86,784,047           91,984,316           87,992,879           92,597,619

Incremental stock options and awards                      7,091,730            9,207,329            7,091,730                 --

Weighted average common shares issuable
     assuming conversion of 8% Convertible
     Debentures and 6% Cumulative
     Convertible Redeemable Preferred Stock               6,196,913            6,967,336            6,283,441                 --
                                                      -------------        -------------        -------------        -------------


Weighted average common and common
     equivalent shares                                  100,072,690          108,158,981          101,368,050           92,597,619
                                                      =============        =============        =============        =============

Net earnings                                          $      80,155        $      78,190        $     272,868        $      21,952

Interest savings on convertible debentures and
     short-term borrowings                                      924                  554                3,290                 --

Preferred dividend requirements                              (5,849)              (5,825)             (17,546)             (21,968)
                                                      -------------        -------------        -------------        -------------

Net earnings (loss) applicable to common shares       $      75,230        $      72,919        $     258,612        $         (16)
                                                      =============        =============        =============        =============

Fully diluted earnings per common share               $        0.75        $        0.67        $        2.55        $        0.00
                                                      =============        =============        =============        =============
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